Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Richard P. McStravick, President and Chief Executive Officer, and Anthony J. Fabiano, Senior Vice President and Chief Financial Officer of Sound Federal Bancorp, Inc. (the "Company"), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarterly period ended December 31, 2004 and that to the best of his knowledge:

      (1) the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Sound Federal Bancorp, Inc. and will be retained by Sound Federal Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

February 8, 2005               /s/ Richard P. McStravick
----------------               ------------------------------------------------
Date                           President and Chief Executive Officer

February 8, 2005               /s/ Anthony J. Fabiano
----------------               ------------------------------------------------
Date                           Senior Vice President and Chief Financial Officer